    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 31, 1995



                                         REGISTRATION NOS. 33-50047, 33-50047-01

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                 POST-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------


             U S WEST, INC.                                 U S WEST
                                                     CAPITAL FUNDING, INC.
               (Exact name of registrant as specified in its charter)
                DELAWARE                                    COLORADO
    (State or other jurisdiction of             (State or other jurisdiction of
     incorporation or organization)              incorporation or organization)
               84-0926774                                  84-1028672
            (I.R.S. Employer                            (I.R.S. Employer
         Identification Number)                      Identification Number)


                             7800 EAST ORCHARD ROAD
                           ENGLEWOOD, COLORADO 80111
                                 (303) 793-6500

 (Name, address, including zip code, and telephone number, including area code, of both registrants's principal executive offices)
                         ------------------------------


                     STEPHEN E. BRILZ, ESQ.                                  PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:
                         U S WEST, INC.                                                  DENNIS J. BLOCK, ESQ.
                     7800 EAST ORCHARD ROAD                                             WEIL, GOTSHAL & MANGES
                    ENGLEWOOD, COLORADO 80111                                              767 FIFTH AVENUE
                         (303) 793-6626                                                NEW YORK, NEW YORK 10153
    (Name, address, including zip code, and telephone number                                (212) 310-8000
           of agent for service for both registrants)


                           --------------------------


    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the Registration Statement, as determined by market conditions.

                           --------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/


    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   / / _____________



    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / / _____________



    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /



    THIS POST-EFFECTIVE AMENDMENT IS BEING FILED PURSUANT TO RULE 414 UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), BY U S WEST, INC., A DELAWARE CORPORATION ("U S WEST"), AS SUCCESSOR TO U S WEST, INC., A COLORADO CORPORATION. U S WEST HEREBY EXPRESSLY ADOPTS THIS REGISTRATION STATEMENT ON FORM S-3 (FILE NOS. 33-50047 AND 33-50047-01) AS ITS OWN REGISTRATION STATEMENT FOR ALL PURPOSES OF THE SECURITIES ACT AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAW OF ANY SUCH STATE.

                 SUBJECT TO COMPLETION, DATED OCTOBER 31, 1995


PROSPECTUS
                                (U S WEST Logo)

                                 $1,500,000,000
                                  -----------


                         U S WEST CAPITAL FUNDING, INC.


                                DEBT SECURITIES

             UNCONDITIONALLY GUARANTEED AS TO PAYMENT OF PRINCIPAL,
                       PREMIUM, IF ANY, AND INTEREST, BY

                                 U S WEST, INC.
                                   ---------


    U S WEST Capital Funding, Inc. ("Capital Funding"), a wholly-owned subsidiary of U S WEST, Inc. ("U S WEST"), from time to time may offer its notes, debentures, or other debt securities (the "Debt Securities"), which will be unconditionally guaranteed as to payment of principal, premium, if any, and interest by U S WEST (the "Guaranties"). The Debt Securities offered pursuant to this Prospectus may be issued in one or more issuances or series and will be limited to $1,500,000,000 aggregate public offering price.



    Certain specific terms of the particular Debt Securities will be set forth in a supplement to this Prospectus (the "Prospectus Supplement") which will be delivered together with this Prospectus, including, where applicable, the specific designation, aggregate principal amount, denomination, maturity, premium, if any, the rate (which may be fixed or variable), time and method of calculating payment of interest, if any, the place or places where principal of, premium, if any, and interest, if any, on such Debt Securities will be payable, optional or mandatory redemption and sinking fund provisions, if any, and any other specific terms in respect of the offering and sale of the Securities.



    The Securities may be offered and sold through one or more underwriters, directly by U S WEST or Capital Funding, or through dealers or agents. The names of any underwriters, dealers or agents involved in the distribution of the Debt Securities in respect of which this Prospectus is being delivered, and any applicable discounts, commissions or allowances, will be set forth in the applicable Prospectus Supplement. See "Plan of Distribution" for possible indemnification arrangements for any underwriters, dealers or agents.



    Unless otherwise provided in the Prospectus Supplement relating thereto, the Debt Securities will not be listed on any securities exchange.

                                 --------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE  COMMISSION OR ANY  STATE SECURITIES COMMISSION  NOR HAS THE
       SECURITIES AND  EXCHANGE COMMISSION  OR ANY  STATE  SECURITIES
           COMMISSION  PASSED  UPON THE  ACCURACY OR  ADEQUACY OF
               THIS PROSPECTUS.  ANY  REPRESENTATION  TO  THE
                           CONTRARY IS A CRIMINAL OFFENSE.
                                 --------------

             THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF
           SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
                                 --------------


               The date of this Prospectus is             , 1995.

    No dealer, salesperson or any other individual has been authorized to give any information or to make any representation other than those contained or incorporated by reference in this Prospectus or any accompanying Prospectus Supplement and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Debt Securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of U S WEST or Capital Funding since the date hereof.

                                 --------------


    U S WEST was incorporated in 1995 under the laws of the State of Delaware in order to effect the Recapitalization Plan described herein under "Recent Development". As part of the Recapitalization Plan, U S WEST changed its state of incorporation from Colorado to Delaware on November 1, 1995 through the merger of U S WEST, Inc., a Colorado corporation and U S WEST's predecessor ("U S WEST Colorado"), with and into U S WEST, with U S WEST continuing as the surviving corporation. As used herein, unless the context otherwise requires, references to "U S WEST" shall refer to U S WEST and U S WEST Colorado, its Colorado predecessor.


                             AVAILABLE INFORMATION


    U S WEST is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information concerning U S WEST can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60601. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information concerning U S WEST may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104, the securities exchanges on which shares of U S WEST's common stock are listed.


    U S WEST and Capital Funding have filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


    The following documents which have been filed by U S WEST with the Commission (File No. 1-8611) are incorporated herein by reference: (i) Annual Report on Form 10-K for the year ended December 31, 1994, (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, (iii) Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, and (iv) Current Reports on Form 8-K dated January 19, 1995, April 10, 1995, April 18, 1995, May 23, 1995 (as
amended by Forms 8-K/A filed on July 12, 1995 and August 24, 1995), June 20, 1995, July 28, 1995, September 22, 1995, September 28, and October 27, 1995.


    All documents filed by U S WEST pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date any such document is filed.


    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in a Prospectus Supplement (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.



    U S WEST AND CAPITAL FUNDING WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS WHICH ARE INCORPORATED BY REFERENCE HEREIN, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). REQUESTS SHOULD BE DIRECTED TO INVESTOR RELATIONS, U S WEST, INC., 7800 EAST ORCHARD ROAD, ENGLEWOOD, COLORADO 80111 (TELEPHONE NUMBER (303) 793-6500).


                                 --------------

                                 U S WEST, INC.


    U S WEST is a diversified global communications company engaged in the telecommunications, cable, wireless communications and multimedia content and services businesses. U S WEST conducts its businesses through two groups: the U S WEST Communications Group (the "Communications Group") and the U S WEST Media Group (the "Media Group"). U S WEST has its principal executive offices at 7800 East Orchard Road, Englewood, Colorado 80111 (telephone number (303) 793-6500).



    The Communications Group provides telecommunications services to more than 25 million residential and business customers in the states of Arizona, Colorado, Idaho, Iowa, Minnesota, Montana, Nebraska, New Mexico, North Dakota, Oregon, South Dakota, Utah, Washington and Wyoming (collectively, the "Communications Group Region"). Such services include local telephone services, exchange access services and certain long distance services, as well as various new services, including Caller ID, voice messaging and high-speed data networking services. The Communications Group also provides customer premise equipment and certain communications services to business customers and governmental agencies both inside and outside the Communications Group Region.



    The Media Group is comprised of (i) cable and telecommunications network businesses outside the Communications Group Region and internationally, (ii) domestic and international wireless communications network businesses and (iii) domestic and international multimedia content and services businesses. The Media Group's cable and telecommunications businesses include domestic cable and telecommunications businesses and investments outside of the Communications Group Region, including U S WEST's cable systems in the Atlanta, Georgia metropolitan area and its interest in Time Warner Entertainment Company, L.P., and international cable and telecommunications investments, including U S WEST's interest in TeleWest plc, the largest provider of combined cable and telecommunications services in the United Kingdom. The Media Group provides domestic wireless communications products and services, including cellular services, to a rapidly growing customer base. U S WEST and AirTouch Communications, Inc. have combined their domestic cellular properties to create the third largest cellular company in the United States. The Media Group also provides wireless communications services internationally through Mercury One-2-One, the world's first Personal Communications Service, in the United Kingdom. The Media Group's multimedia content and services businesses develop and package content and information services, including telephone directories, database marketing and other interactive services in domestic and international markets.



                               RECENT DEVELOPMENT



    On November 1, 1995, U S WEST created two classes of common stock that are intended to reflect separately the performance of the Communications Group and the Media Group and changed its state of incorporation from Colorado to Delaware (the "Recapitalization Plan"). The Recapitalization Plan was effected in accordance with the terms of an Agreement and Plan of Merger, dated as of August 17, 1995, between U S WEST Colorado and U S WEST pursuant to which (i) U S WEST Colorado was merged with and into U S WEST, with U S WEST continuing as the surviving corporation and (ii) each outstanding share of Common Stock, without par value, of U S WEST Colorado was converted into one share of U S WEST Communications Group Common Stock, par value $.01 per share, of U S WEST, which is intended to reflect separately the performance of the Communications Group, and one share of U S WEST Media Group Common Stock, par value $.01 per share, of U S WEST, which is intended to reflect separately the performance of the Media Group.



    The Recapitalization Plan was approved by U S WEST Colorado's shareholders at a special meeting held on October 31, 1995. Implementation of the Recapitalization Plan has not resulted in the transfer of any assets from U S WEST or any if its subsidiaries or altered the legal nature of U S WEST's obligations to its creditors, including its obligations under the Guarantees. Creditors of U S WEST, including the holders of Debt Securities, will continue to benefit from the cash flow of the subsidiaries comprising both the Communications Group and the Media Group, subject to the satisfaction of obligations by such subsidiaries. The Recapitalization Plan is not expected to have any adverse impact on U S WEST's credit rating.


                         U S WEST CAPITAL FUNDING, INC.


    Capital Funding is a wholly-owned subsidiary of U S WEST and was incorporated under the laws of the State of Colorado in June 1986. Capital Funding was incorporated to provide financing to U S WEST and its affiliates through the issuance of indebtedness guaranteed by U S WEST. The principal executive offices of Capital Funding are located at 7800 East Orchard Road, Englewood, Colorado 80111 (telephone number (303) 793-6500).


                                USE OF PROCEEDS


    Capital Funding will apply the net proceeds from the sale of the Debt Securities to its general funds to be used for loans to U S WEST and affiliates of U S WEST, which will in turn use the funds for general corporate purposes, the reduction of short-term and long-term borrowings and other business opportunities. The amount and timing of these loans will depend upon the future growth and financing requirements of U S WEST and its affiliates.


                       RATIO OF EARNINGS TO FIXED CHARGES


    The following table sets forth the ratio of earnings to fixed charges from continuing operations of U S WEST for the periods indicated. For the purpose of calculating this ratio, earnings consist of income before income taxes and fixed charges. Fixed charges include interest on indebtedness (excluding discontinued operations) and the portion of rentals representative of the interest factor.



                                         SIX MONTHS
                                         ENDED JUNE
      YEAR ENDED DECEMBER 31,               30,
------------------------------------    ------------
1990    1991    1992    1993    1994    1994    1995
----    ----    ----    ----    ----    ----    ----
 4.07    3.11    3.85    2.38    4.85    4.98    4.09



                 DESCRIPTION OF DEBT SECURITIES AND GUARANTEES


    The following description sets forth certain general terms and provisions of the Debt Securities and Guarantees to which any Prospectus Supplement may relate. The particular terms and provisions of the series of Debt Securities offered by a Prospectus Supplement, and the extent to which such general terms and provisions described below may apply thereto, will be described in the Prospectus Supplement relating to such series of Debt Securities.


    The Debt Securities are to be issued under an Indenture, dated as of April 15, 1988, among U S WEST Colorado, Capital Funding and First National Bank of Santa Fe (the "Trustee"), as amended by a First Supplemental Indenture, dated as of November 1, 1995, pursuant to which U S WEST assumed the obligations of U S WEST Colorado thereunder (as so amended, the "Indenture"). The following summaries of certain provisions of the Debt Securities, the Guarantees and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Debt Securities, the Guarantees and the Indenture, including the definitions therein of certain terms. Wherever particular sections or defined terms of the Indenture are referred to, it is intended that such sections or defined terms shall be incorporated herein by reference.


GENERAL

    The Indenture does not limit the aggregate principal amount of Debt Securities that can be issued thereunder and debt securities may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by, or pursuant to a resolution of, Capital Funding's Board of Directors or by a supplemental indenture. Reference is made to the Prospectus Supplement for the following terms of the particular series of Debt Securities being offered hereby: (i) the title of the Debt

Securities of the series; (ii) any limit upon the aggregate principal amount of the Debt Securities of the series; (iii) the date or dates on which the principal of the Debt Securities of the series will mature; (iv) the rate or rates (or manner of calculations thereof), if any, at which the Debt Securities of the series will bear interest, the date or dates from which any such interest will accrue and on which such interest will be payable, and, with respect to Debt Securities of the series in registered form, the record date for the interest payable on any interest payment date; (v) the place or places where the principal of and interest, if any, on the Debt Securities of the series will be payable; (vi) any redemption or sinking fund provisions; (vii) if other than the entire principal amount thereof, the portion of the principal amount of Debt Securities of the series which will be payable upon declaration of acceleration of the maturity thereof; (viii) whether the Debt Securities of the series will be issuable in registered or bearer form or both, any restrictions applicable to the offer, sale, or delivery of Debt Securities in bearer form ("bearer Debt Securities"), and whether and the terms upon which bearer Debt Securities will be exchangeable for Debt Securities in registered form ("registered Debt Securities") and vice versa; (ix) whether and under what circumstances Capital Funding will pay additional amounts on the Debt Securities of the series held by a person who is not a U.S. person (as defined below) in respect of taxes or similar charges withheld or deducted and, if so, whether Capital Funding will have the option to redeem such Debt Securities rather than pay such additional amounts; (x) whether the Debt Securities will be denominated or provide for payment in United States dollars or a foreign currency or units of two or more such foreign currencies; and (xi) any additional provisions or other special terms not inconsistent with the provisions of the Indenture, including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of Debt Securities of such series. (Sections 2.01 and 2.02.) To the extent not described herein, principal, premium, if any, and interest will be payable, and the Debt Securities of a particular series will be transferable, in the manner described in the Prospectus Supplement relating to such series.

    Each series of Debt Securities will constitute unsecured and unsubordinated indebtedness of Capital Funding, and will rank on a parity with Capital Funding's other indebtedness, and will have the benefit of the Guarantees described herein. However, since U S WEST is a holding company, the right of U S WEST and, hence, the right of creditors of U S WEST (including the holders of the Debt Securities) to participate in any distribution of the assets of any subsidiaries of U S WEST, whether upon liquidation, reorganization, or otherwise, is subject to prior claims of creditors of the subsidiary, except to the extent that claims of U S WEST itself as a creditor of a subsidiary may be recognized.

    Debt Securities of any series may be issued as registered Debt Securities or bearer Debt Securities or both as specified in the terms of the series. Unless otherwise indicated in the Prospectus Supplement, Debt Securities will be issued in denominations of $1,000 and integral multiples thereof, and bearer Debt Securities will not be offered, sold, resold or delivered to U.S. persons in connection with their original issuance. For purposes of this Prospectus, "U.S. person" means a citizen, national or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or any political subdivision thereof, or an estate or trust which is subject to United States federal income taxation regardless of its source of income.

    To the extent set forth in the Prospectus Supplement, except in special circumstances set forth in the Indenture, interest on bearer Debt Securities will be payable only against presentation and surrender of the coupons for the interest installments evidenced thereby as they mature at a paying agency of Capital Funding located outside of the United States and its possessions. (Section 2.05(c).) Capital Funding will maintain such an agency for a period of two years after the principal of such bearer Debt Securities has become due and payable. During any period thereafter for which it is necessary in order to conform to United States tax law or regulations, Capital Funding will maintain a paying agent outside the United States and its possessions to which the bearer Debt Securities may be presented for payment and will provide the necessary funds therefor to such paying agent upon reasonable notice. (Section 2.04.)

    Bearer Debt Securities and the coupons related thereto will be transferable by delivery. (Section 2.08(e).)

    If appropriate, federal income tax consequences applicable to a series of Debt Securities will be described in the Prospectus Supplement relating thereto.

GLOBAL SECURITIES

    The Debt Securities of a series may be issued in the form of one or more fully registered global securities (each a "Global Security") that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Unless and until it is exchanged for Debt Securities in definitive registered form, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

    The specific terms of the depositary arrangements with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. Capital Funding anticipates that the following provisions will apply to all depositary arrangements.

    Upon the issuance of a Global Security, the Depositary for such Global Security will credit the accounts held with it with the respective principal amounts of the Debt Securities represented by such Global Security. Such accounts shall be designated by the underwriters or agents with respect to such Debt Securities or by Capital Funding if such Debt Securities are offered and sold directly by Capital Funding. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depositary for such Global Security ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Security or on the records of participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

    So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture governing such Debt Securities. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Debt Securities.

    Principal, premium, if any, and interest payments on Debt Securities registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. Neither Capital Funding, the Trustee for such Debt Securities, any Paying Agent nor the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    Capital Funding expects that the Depositary for a series of Debt Securities issued in the form of a Global Security, upon receipt of any payment of principal, premium or interest, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security for such Debt Securities as shown on the records of such Depositary. Capital Funding also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

    If a Depositary for a series of Debt Securities is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by Capital Funding within 90 days, Capital

Funding will issue Debt Securities of such series in definitive form in exchange for the Global Security representing such series of Debt Securities. In addition, Capital Funding may at any time and in its sole discretion determine not to have the Debt Securities of a series represented by a Global Security and, in such event, will issue Debt Securities of such series in definitive form in exchange for the Global Security representing such series of Debt Securities. In either instance, an owner of a beneficial interest in a Global Security will be entitled to have Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such Debt Securities in definitive form. Debt Securities of such series so issued in definitive form will be issued in denominations of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons.

GUARANTEES

    U S WEST will unconditionally guarantee the due and punctual payment of the principal, premium, if any, and interest on the Debt Securities when and as the same shall become due and payable, whether at maturity, upon redemption or otherwise. (Section 2.15.) The Guarantees will rank equally with all other unsecured and unsubordinated obligations of U S WEST.

EXCHANGE OF SECURITIES

    To  the  extent  permitted by  the  terms  of a  series  of  Debt Securities authorized to be issued in registered form and bearer form, bearer Debt Securities may be exchanged for an equal aggregate principal amount of registered Debt Securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the bearer Debt Securities with all unpaid coupons relating thereto, at an agency of Capital Funding maintained for such purpose and upon fulfillment of all other requirements of such agent. (Section 2.08(b).) As of the date of this Prospectus, United States Treasury regulations do not permit exchanges of registered Debt Securities for bearer Debt Securities and, unless such regulations are modified, the terms of a series of Debt Securities will not permit registered Debt Securities to be exchanged for bearer Debt Securities.

LIENS ON ASSETS

    If, at any time, Capital Funding mortgages, pledges or otherwise subjects to any lien the whole or any part of any property or assets now owned or hereafter acquired by it, except as hereinafter provided, Capital Funding will secure the outstanding Debt Securities, and any other obligations of Capital Funding which may then be outstanding and entitled to the benefit of a covenant similar in effect to this covenant, equally and ratably with the indebtedness or obligations secured by such mortgage, pledge or lien, for as long as any such indebtedness or obligation is so secured. The foregoing covenant does not apply to the creation, extension, renewal, or refunding of mortgages or liens created or existing at the time property is acquired, created within 180 days thereafter, or created for the purpose of securing the cost of construction and improvement of property, or to the making of any deposit or pledge to secure public or statutory obligations or with any governmental agency at any time required by law in order to qualify Capital Funding to conduct its business or any part thereof or in order to entitle it to maintain self-insurance or to obtain the benefits of any law relating to workers' compensation, unemployment insurance, old age pensions or other social security, or with any court, board, commission or governmental agency as security incident to the proper conduct of any proceeding before it. Nothing contained in the Indenture prevents any entity other than Capital Funding from mortgaging, pledging or subjecting to any lien any of its property or assets, whether or not acquired from U S WEST or Capital Funding. (Section 4.03.)

AMENDMENT AND WAIVER

    Subject to certain exceptions, the Indenture may be amended or supplemented by Capital Funding, U S WEST and the Trustee with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series affected by the amendment or supplement (with each series voting as a class), or compliance with any provision may be waived with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series affected by such waiver (with each series voting as a class). However, without the consent of each Debt Securityholder affected, an amendment or waiver may not (i) reduce the amount of Debt Securities whose holders must consent to an amendment or waiver; (ii) change the rate of or change the time for payment of interest on any Debt Security; (iii) change the principal of or change the fixed maturity of any Debt Security; (iv) waive a default in the payment of the principal of or interest on any Debt Security; (v) make any Debt Security payable in money other than that stated in the Debt Security; or (vi) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security. (Section 9.02.) The Indenture may be amended or supplemented without the consent of any Debt Securityholder
(i) to cure any ambiguity, defect or inconsistency in the Indenture, the Debt Securities of any series or the Guarantees; (ii) to provide for the assumption of all the obligations of U S WEST or Capital Funding under the Debt Securities, any coupons related thereto, the Guarantees and the Indenture by any corporation in connection with a merger, consolidation, transfer or lease of Capital Funding's or U S WEST's property and assets substantially as an entirety, as provided for in the Indenture; (iii) to provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities; (iv) to make any change that does not adversely affect the rights of any Debt Securityholder; (v) to provide for the issuance of and establish the form and terms and conditions of a series of Debt Securities or the Guarantees endorsed thereon or to establish the form of any certifications required to be furnished pursuant to the terms of the Indenture or any series of Debt Securities; or (vi) to add to the rights of Debt Securityholders. (Section 9.01.)

MERGER

    U S WEST or Capital Funding may consolidate with or merge into, or transfer or lease its property and assets substantially as an entirety to, another entity if the successor entity is a corporation and assumes all the obligations, as the case may be, of Capital Funding, under the Debt Securities and any coupons related thereto and the Indenture, or of U S WEST, under the Guarantees and the Indenture, and if, after giving effect to such transaction, a Default or Event of Default would not occur or be continuing. Thereafter, all such obligations of U S WEST or Capital Funding, as the case may be, shall terminate. (Sections 5.01 and 5.02.)

    The general provisions of the Indenture do not afford holders of the Debt Securities protection in the event of a highly-leveraged transaction, reorganization, merger or similar transaction involving U S WEST or Capital Funding that may adversely affect holders of the Debt Securities.

EVENTS OF DEFAULT

    The following events are defined in the Indenture as "Events of Default" with respect to a series of Debt Securities: (i) default in the payment of interest on any Debt Security of such series for 90 days; (ii) default in the payment of the principal of any Debt Security of such series; (iii) failure by U S WEST or Capital Funding for 90 days after notice to it to comply with any of its other agreements in the Debt Securities of such series, in the Indenture, in the Guarantees, or in any supplemental indenture; and (iv) certain events of bankruptcy or insolvency of U S WEST or Capital Funding. (Section 6.01.) If an Event of Default occurs with respect to the Debt Securities of any series and is continuing, the Trustee or the holders of at least 25% in principal amount of all of the outstanding Debt Securities of that series may declare the principal (or, if the Debt Securities of that series are original issue discount Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of that series to be due and payable. Upon such declaration, such principal (or, in the case of original issue discount Debt Securities, such specified amount) shall be due and payable immediately. (Section 6.02).

    Securityholders may not enforce the Indenture, the Debt Securities or the Guarantees, except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Debt Securities. (Section 7.01.) Subject to certain limitations, holders of a majority in principal amount of the Debt Securities of each series affected (with each series voting as a class) may direct the Trustee in its exercise of any trust power. (Section 6.05.) The Trustee may withhold from holders of Debt Securities notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. (Section 7.05.)

CONCERNING THE TRUSTEE


    U S WEST and certain of its affiliates, including Capital Funding, maintain banking relationships in the ordinary course of business with the Trustee. In addition, the Trustee and certain of its affiliates serve as trustee, authenticating agent or paying agent with respect to certain debt securities of U S WEST and its affiliates.


                              PLAN OF DISTRIBUTION


DISTRIBUTION OF DEBT SECURITIES



    Capital Funding may offer and sell the Debt Securities (i) to or through underwriting syndicates represented by managing underwriters, (ii) to or through underwriters without a syndicate, (iii) through dealers, (iv) through agents or
(v) through a combination of any such methods of sale. The Prospectus Supplement with respect to each series of Debt Securities will set forth the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price and the net proceeds to Capital Funding from such sale, any underwriting discounts, agency fees and other items constituting underwriters' or agents' compensation, the initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers.



    If any underwriters are involved in the offer and sale, the Debt Securities will be acquired by the underwriters and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise set forth in the accompanying Prospectus Supplement, the obligations of the underwriters to purchase the Debt Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Debt Securities described in such Prospectus Supplement if any are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.



    The Debt Securities may be offered and sold by Capital Funding directly or through an agent or agents designated by Capital Funding from time to time. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent or agents will be acting on a best efforts basis for the period of its or their appointment. Any agent participating in the distribution of the Debt Securities may be deemed to be an "underwriter," as that term is defined in the Securities Act, of the Debt Securities so offered and sold. The Debt Securities also may be sold to dealers, at the applicable price to the public set forth in the applicable Prospectus Supplement relating to a particular series of the Debt Securities, who later resell to investors. Such dealers may be deemed to be "underwriters" within the meaning of the Securities Act.


    Underwriters, dealers and agents may be entitled, under agreements entered into with U S WEST and Capital Funding, to indemnification by U S WEST against certain liabilities, including liabilities under the Securities Act.


    The place and time of delivery for the Debt Securities in respect of which this Prospectus is delivered will be set forth in the accompanying Prospectus Supplement, if appropriate.


DELAYED DELIVERY ARRANGEMENTS

    If so indicated in the Prospectus Supplement, Capital Funding will authorize dealers or other persons acting as Capital Funding's agents to solicit offers by certain institutions to purchase Debt Securities from Capital Funding pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and others, but in all cases such institutions must be approved by Capital Funding. The obligations of any purchaser under any such contract will not be subject to any conditions except that (a) the purchaser of the Debt Securities shall not at the time of delivery be prohibited from purchasing such securities under the laws of the jurisdiction to which such purchaser is subject and (b) if the Debt

Securities are also being sold to underwriters, Capital Funding shall have sold to such underwriters the Debt Securities not sold for delayed delivery. The dealers and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

                                    EXPERTS


    The consolidated financial statements and the consolidated financial statement schedule included in U S WEST's Annual Report on Form 10-K for the year ended December 31, 1994 are incorporated herein by reference in reliance on the reports of Coopers & Lybrand L.L.P., independent certified public accountants, given upon the authority of that firm as experts in accounting and auditing.



    The consolidated financial statements of U S WEST and the combined financial statements of the U S WEST Communications Group and the U S WEST Media Group as of December 31, 1993 and 1994 and for each of the three years in the period ended December 31, 1994 included in the Current Report on Form 8-K of U S WEST, dated September 28, 1995, are incorporated herein by reference in reliance on the reports of Coopers & Lybrand L.L.P., independent certified public accountants, given upon the authority of that firm as experts in accounting and auditing.



    The consolidated financial statements of Time Warner Entertainment Company, L.P. as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, which appear in the Current Report on Form 8-K of U S WEST, dated May 23, 1995, as amended by
Forms 8-K/A filed on July 12, 1995 and August 24, 1995, are incorporated herein by reference in reliance on the report of Ernst & Young LLP, independent auditors, given upon the authority of that firm as experts in accounting and auditing.



    The financial statements of Mercury Personal Communications (trading as Mercury One-2-One) as of March 31, 1995, 1994 and 1993 and for each of the three years in the period ended March 31, 1994, which appear in the Current Report on Form 8-K of U S WEST, dated May 23, 1995, as amended by Forms 8-K/A filed on July 12, 1995 and August 24, 1995, are incorporated herein by reference in reliance on the report of Arthur Andersen LLP, independent chartered accountants, given upon the authority of that firm as experts in accounting and auditing.



    The combined financial statements of Georgia Cable Holdings Limited Partnership and Subsidiary Partnerships as of Debember 31, 1993 and 1992 and for each of the years in the two-year period ended December 31, 1993, which appear in the Current Report on Form 8-K of U S WEST, dated May 23, 1995, as amended by Forms 8-K/A filed on July 12, 1995 and August 24, 1995, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.



    The consolidated financial statements of Wometco Cable Corp. and subsidiaries as of December 31, 1993 and 1992 and for each of the years in the two-year period ended December 31, 1993, which appear in the Current Report on Form 8-K of U S WEST, dated May 23, 1995, as amended by Forms 8-K/A filed on July 12, 1995 and August 24, 1995, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report on the 1993 consolidated financial statements of Wometco Cable Corp. and subsidiaries refers to a change in the method of accounting for income taxes in 1993 to adopt the provisions of Financial Accounting Standards Board FASB No. 109 -- Accounting for Income Taxes.


                                 LEGAL OPINIONS


    Certain legal matters relating to the Debt Securities and the Guarantees to be offered hereby will be passed upon for U S WEST and Capital Funding by Stephen E. Brilz.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission Filing Fee...................  $ 468,750.
Rating Agency Fees..............................................   100,000.*
Fees and Expenses of Trustee....................................    35,000.*
Blue Sky Fees and Expenses......................................    20,000.*
Printing and Distributing Registration Statement, Prospectus,
 Distribution Agreement, Underwriting Agreement, Indenture and
 Miscellaneous Material.........................................   130,000.*
Accountants' Fee................................................    12,500.*
Legal Fees and Expenses.........................................   200,000.*
Miscellaneous...................................................      --
                                                                  ----------
    Total.......................................................  $ 966,250
                                                                  ----------
                                                                  ----------

------------------------
*Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.


    Section 145 of the Delaware General Corporation Law (the "DGCL") permits U S WEST's board of directors to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of U S WEST, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. U S WEST's By-laws provide for indemnification of its directors and officers to the fullest extent permitted by law.



    As permitted by sections 102 and 145 of the DGCL, U S WEST's Restated Certificate of Incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders arising from a breach or alleged breach of a director's fiduciary duty except for liability under section 174 of the DGCL, for liability for any breach of the director's duty of loyalty to the Registrant or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction which the director derived an improper personal benefit.



    The By-laws of Capital Funding provide for the indemnification of directors and officers to the extent permissible under applicable law. Section 7-3-101.5 of the Colorado Code specifies the circumstances under which a corporation may indemnify its directors, officers, employees or agents. For acts done in a person's "official capacity," the Colorado Code generally requires that an act be done in good faith and in a manner reasonably believed to be in the best interests of the corporation. In all other civil cases, the person must have acted in good faith and in a way that was not opposed to the corporation's best interests. In criminal actions or proceedings, the Code imposes an additional requirement that the actor had no reasonable cause to believe his conduct was unlawful. In any proceeding by or in the right of the corporation, or charging a person with the improper receipt of a personal benefit, no indemnification, except for court-ordered indemnification for reasonable expenses occurred, can be made. Indemnification is mandatory when any director or officer is wholly successful, on the merits or otherwise, in defending any civil or criminal proceeding.

    The directors and officers of U S WEST and Capital Funding are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended (the
"Securities Act"), which might be incurred by them in such capacities and against which they cannot be indemnified by U S WEST and Capital Funding.

    Any agents, dealers or underwriters who execute any of the agreements filed as Exhibit 1 to this registration statement will agree to indemnify U S WEST's and Capital Funding's directors and their officers who signed the registration statement against certain liabilities which might arise under the Securities Act with respect to information furnished to U S WEST and Capital Funding by or on behalf of any such indemnifying party.

ITEM 16.  EXHIBITS.

    Exhibits identified in parentheses below are on file with the SEC and are incorporated herein by reference to such previous filings. All other exhibits are provided as part of this electronic transmission.


     (1)      --      Form of Distribution Agreement (Exhibit 4.2 to Current Report on Form 8-K
                      dated October 27, 1995, File No. 1-8611).
   (4-A.)     --      Form of Indenture among U  S WEST Capital Funding,  Inc., U S WEST,  Inc.
                      and  First National Bank of Santa Fe, as Trustee. (Exhibit 4-C to Current
                      Report on Form 8-K dated June 10, 1988, File No. 1-8611).
     4-B.     --      Form of First Supplemental  Indenture relating to the  assumption by U  S
                      WEST of the obligations of U S WEST Colorado under the Indenture.
       5.     --      Opinion of Stephen E. Brilz.
    (12.)     --      Computation  of Ratio  of Earnings  to Fixed  Charges of  U S  WEST, Inc.
                      (Exhibit 12  to Form  10-K for  the  year ending  December 31,  1994  and
                      Exhibit  12 to Form 10-Q  for the quarter ending  June 30, 1995, File No.
                      1-8611).
    23-A.     --      Consents of Coopers & Lybrand L.L.P.
    23-B.     --      Consent of Stephen E. Brilz is contained in the opinion of counsel  filed as Exhibit 5.
    23-C.     --      Consent of Ernst & Young LLP.
    23-D.     --      Consent of Arthur Andersen LLP.
    23-E.     --      Consents of KPMG Peat Marwick LLP.
     *24.     --      Powers of Attorney.
     *25.     --      Statement of Eligibility of Trustee.


------------------------

* Filed previously.


ITEM 17.  UNDERTAKINGS.

    U S WEST and Capital Funding hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of U S WEST's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of U S WEST and Capital Funding pursuant to the provisions referred to in Item 15 (other than the insurance policies referred to therein), or otherwise, U S WEST and Capital Funding have been advised that, in the opinion of the Securities and Exchange

Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by U S WEST or Capital Funding of expenses incurred or paid by a director, officer or controlling person of U S West or Capital Funding in the successful defense of any action, suit or proceeding) is asserted against U S WEST or Capital Funding by such director, officer or controlling person in connection with the securities being registered, U S WEST and Capital Funding will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    U S WEST and Capital Funding hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) to include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by U S WEST pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)  To remove from registration by  means of a post-effective amendment
    any  of  the  securities  being  registered  which  remain  unsold  at   the
    termination of the offering.

    U S WEST and Capital Funding hereby undertake that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

        (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, U S WEST, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 31st day of October, 1995.


                                          U S WEST, Inc.

                                          By ________/s/ STEPHEN E. BRILZ_______
                                                      Stephen E. Brilz
                                                    ASSISTANT SECRETARY

    Pursuant  to  the  requirements  of   the  Securities  Act  of  1933,   this
Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated.

PRINCIPAL EXECUTIVE OFFICER:

    RICHARD D. McCORMICK*    Chairman of the Board,
                                 President and Chief Executive
                                 Officer

PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER:


    JAMES T. ANDERSON*       Acting Executive Vice President and
                                 Chief Financial Officer


DIRECTORS:


    REMEDIOS DIAZ-OLIVER*

    GRANT A. DOVE*
    MARY M. GATES*
    ALLAN D. GILMOUR*
    PIERSON M. GRIEVE*
    ALLEN F. JACOBSON*
    RICHARD D. MCCORMICK*

    JERRY O. WILLIAMS*


    *By _____/s/ STEPHEN E. BRILZ_____
              Stephen E. Brilz
              ATTORNEY-IN-FACT


Dated: October 31, 1995

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, U S WEST Capital Funding, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 31st day of October, 1995.


                                          U S WEST Capital Funding, Inc.

                                          By ________/s/ STEPHEN E. BRILZ_______
                                                      Stephen E. Brilz
                                                         SECRETARY

    Pursuant   to  the  requirements  of  the   Securities  Act  of  1933,  this
Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated.

PRINCIPAL EXECUTIVE OFFICER:

    JAMES T. ANDERSON*    President

PRINCIPAL FINANCIAL OFFICER:

    CHARLES J. BURDICK*    Vice President and Treasurer

PRINCIPAL ACCOUNTING OFFICER:

    JAMES R. TAUCHER*     Vice President and Controller

DIRECTORS:


    JAMES T. ANDERSON*


*By _______/s/ STEPHEN E. BRILZ_______
            Stephen E. Brilz
            ATTORNEY-IN-FACT


Dated: October 31, 1995